EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-84226, 33-80858, and 333-29299 of Full House Resorts, Inc. on Form S-8 of our report dated February 16, 2001 appearing in this Annual Report on Form 10-KSB of Full House Resorts, Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 29, 2001